UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2020

VERSO CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8540 Gander Creek Drive Miamisburg, Ohio 45342
(Address of principal executive offices, including zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2020, Verso Corporation, a Delaware Corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Lapetus Capital II LLC (together with its affiliates, including Atlas Holdings LLC, “Atlas”) and Blue Wolf Capital Advisors IV, LLC (together with its affiliates, “Blue Wolf”) and certain of their respective affiliates, which settled the pending proxy contest with respect to the Company’s 2019 Annual Meeting of Stockholders held on January 31, 2020 (the “Annual Meeting”).

Pursuant to the Cooperation Agreement, the Company and Atlas and Blue Wolf have agreed to take the necessary actions for the Company’s board of directors (the “Board”) to consist of the following individuals immediately subsequent to the Annual Meeting: Dr. Robert K. Beckler, Marvin Cooper, Sean T. Erwin, Jeffrey E. Kirt, Randy J. Nebel, Nancy M. Taylor and Adam St. John. As part of the Cooperation Agreement, the Company withdrew the nominations of each of Steven D. Scheiwe, Jay Shuster, each a director of the Board, and Paula H.J. Cholmondeley for election at the Annual Meeting. In addition, Atlas withdrew the nomination of Timothy Lowe for election at the Annual Meeting. Immediately following the certification of voting result of the Annual Meeting, Marvin Cooper will be appointed to the Board.

Following the composition of the Board as described above, the Board and all applicable committees of the Board shall take all necessary actions to appoint (i) Mr. Erwin as Chairman of the Board, (ii) Messrs. Cooper, Kirt and Nebel and Ms. Taylor to the Corporate Governance and Nominating Committee, and (iii) Mr. Kirt as chair of the Corporate Governance and Nominating Committee. The Board and all applicable committees of the Board shall also take all necessary actions to appoint the members and the committee chairs of all other Board committees.

Atlas and Blue Wolf agreed to vote “FOR” the Company’s pending sale of its Androscoggin and Stevens Point mills to Pixelle Specialty Solutions LLC.

Atlas and its affiliates agreed that all claims with respect to its demand to the Company pursuant to Section 220 of the General Corporation Law of the State of Delaware would be dismissed with prejudice.

The Company and Atlas and Blue Wolf agreed to customary releases of claims against the other party, and are each subject to certain customary indemnification, non-disparagement and confidentiality provisions under or as required by the Cooperation Agreement. The Company also agreed to promptly reimburse Atlas and Blue Wolf for $700,000 in connection with its interactions with the Company, the negotiation and execution of the Cooperation Agreement, identification of its nominees for the Board and actions in connection with the Annual Meeting.

A copy of the Cooperation Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein. The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Cooperation Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information with respect to Messrs. Scheiwe and Shuster included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On January 31, 2020, the Company and Atlas and Blue Wolf issued a joint press release announcing the principal terms of the Cooperation Agreement. On February 3, 2020, the Company issued a press release announcing the preliminary results of the Annual Meeting. A copy of each press release is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Cooperation Agreement, dated January 30, 2020
99.1	Joint Press Release issued on January 31, 2020
99.2	Press Release issued by Verso Corporation on February 3, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verso Corporation

Date: February 4, 2020	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer